UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2014

ANIXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)

2301 Patriot Blvd.

Glenview, Illinois 60026

(224) 521-8000

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 17, 2014, Anixter Inc. (the “Company”), Anixter International Inc.’s wholly-owned operating subsidiary, completed a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Tri-NVS Holdings, LLC, a Delaware limited liability company (“Seller”), and Tri-Northern Acquisition Holdings, Inc., a Delaware corporation (the “Target”). Pursuant to the Purchase Agreement, the Company has agreed to purchase all of the issued and outstanding capital stock of the Target from Seller (the “Transaction”), in exchange for the payment of $420 million in cash, subject to working capital and other adjustments as provided in the Purchase Agreement.

Anixter International Inc. intends to file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ending October 3, 2014.

Item 8.01	Other Events.

On September 17, 2014, Anixter International Inc. issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued September 17, 2014, announcing the completion of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

September 17, 2014	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued September 17, 2014, announcing the completion of the Transaction.